                                                                   EXHIBIT 23.2

                          INDEPENDENT AUDITORS CONSENT

     We hereby consent to the use in Post-Effective Amendment No. 1 to the Rolling Pin Kitchen Emporium, Inc. Registration Statement (Registration Statement) of our report dated August 24, 1998, relating to the financial statements of Aropi, Incorporated, which appears in the Registration Statement. We also consent to the reference to us under the heading Experts in such Registration Statement.



                          /s/ Smith & Radigan, Certified Public Accountants, LLC
                          ------------------------------------------------------
                          Smith & Radigan, Certified Public Accountants, LLC




Atlanta, Georgia
January 7, 1999